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EXHIBIT 99(1)

JOINT FILING AGREEMENT

    The undersigned hereby agree that (i) this Joint Filing Agreement (this "Agreement") shall be attached as an exhibit to that certain Statement on Schedule 13D (the "Statement") regarding the common stock of Ballantyne of Omaha, Inc., a Delaware corporation, (ii) the Statement (and any amendment thereto) shall be filed with the Securities and Exchange Commission by McCarthy Group, Inc. on behalf of all of the undersigned as, and shall constitute, a joint filing pursuant to and in accordance with Rule 13d-1(k)(iii) of the Securities Exchange Act of 1934, as amended.

    IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be executed on its behalf, as of this 30th day of April, 2001.

MCCARTHY GROUP, INC., a Nebraska corporation
By	/s/ MICHAEL R. MCCARTHY Michael R. McCarthy, Chairman
FULCRUM GROWTH PARTNERS, L.L.C., a Delaware limited liability company
By	McCarthy Group, Inc., its Managing Member
By	/s/ MICHAEL R. MCCARTHY Michael R. McCarthy, Chairman
BALCO HOLDINGS, LLC, a Delaware limited liability company
By	McCarthy Group, Inc., its Managing Member
By	/s/ MICHAEL R. MCCARTHY Michael R. McCarthy, Chairman

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JOINT FILING AGREEMENT